Exhibit 4.1

MEAD JOHNSON NUTRITION COMPANY

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., TRUSTEE

3.000% Senior Notes due 2020
4.125% Senior Notes due 2025

THIRD SUPPLEMENTAL INDENTURE

Dated as of November 3, 2015

to

Indenture Dated as of November 1, 2009

Debt Securities

THIRD SUPPLEMENTAL INDENTURE, dated as of November 3, 2015, (this “Supplemental Indenture”), between Mead Johnson Nutrition Company, a Delaware corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”).

Recitals of The Company

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Base Indenture”), dated as of November 1, 2009 (as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of Securities;

WHEREAS, Section 9.1(e) of the Base Indenture provides that the Company and the Trustee may, without the consent of any Holders of Securities, enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1 of the Base Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of $750,000,000 principal amount of its 3.000% Senior Notes due 2020 (the “2020 Notes”) and $750,000,000 principal amount of its 4.125% Senior Notes due 2025 (the “2025 Notes” and, together with the 2020 Notes, the “Notes”); and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled; and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:  For and in consideration of the premises and the issuance of the series of Securities provided for herein, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

RELATION TO THE BASE INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1                                    Relation to the Base Indenture.  This Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.2                                    Definitions.  For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section 1.2.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Base Indenture” has the meaning set forth in the recitals hereto.

“Business Day” means any day other than a Saturday or Sunday and other than a day on which banking institutions in New York, New York, are authorized or obligated by law or executive order to close.

“Certificated Security” means a Security registered in the name of the Holder thereof and issued in accordance with Section 2.4 hereof, substantially in the form of the Security attached hereto as Exhibit A-1 or Exhibit A-2, as applicable, and that does not bear the Global Security Legend.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its Subsidiaries becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its subsidiaries, taken as a whole, to one or more Persons, other than the Company or one of its Subsidiaries; or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.  Notwithstanding the foregoing, a transaction shall not be deemed to be a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the applicable series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company is provided fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Security” has the meaning set forth in Section 2.4(a).

“Global Security Legend” means the legend set forth in Section 2.4(c), which is to be placed on all Global Securities issued under the Indenture.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies.

“Moody’s” means Moody’s Investors Service, Inc.

“Notes” has the meaning set forth in the recitals hereto, and means any Notes authenticated and delivered pursuant to the Indenture.

“Participant” means a member of, or a participant in, the Depositary.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal of, premium, if any, or interest on, any Securities on behalf of the Company.

“Primary Treasury Dealer” has the meaning set forth in the definition of “Reference Treasury Dealer.”

“Rating Agencies” means (1) each of Moody’s and S&P, and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the Company’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and their respective successors and, at the Company’s option, additional Primary Treasury Dealers; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at

5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933, as amended.

“Supplemental Indenture” has the meaning set forth in the introductory paragraph hereof.

“Trustee” has the meaning set forth in the introductory paragraph hereof.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.3                                    Rules of Construction.  For all purposes of this Supplemental Indenture, except as expressly provided or unless the context otherwise requires:

(a)                                 capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

(b)                                 all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

(c)                                  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(d)                                 in the event of a conflict with the definition of terms in the Base Indenture, the definitions in this Supplemental Indenture shall control.

ARTICLE 2

THE NOTES

Section 2.1                                    Title of the Notes.  There are hereby established by this Supplemental Indenture two separate series of Securities under the Indenture, designated as follows:

(a)                                 The 2020 Notes shall be known and designated as the “3.000% Senior Notes due 2020.”

(b)                                 The 2025 Notes shall be known and designated as the “4.125%  Senior Notes due 2025.”

Section 2.2                                    Limitation on Aggregate Principal Amount.

(a)                                 The 2020 Notes are initially limited in aggregate principal amount to $750,000,000, except for such 2020 Notes authorized and delivered upon registration of transfer of, or in exchange for, or in lieu of other notes, pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 of the Base Indenture.  The Company may, from time to time, without the consent of Holders of the Securities of any series, issue Securities under the Indenture in addition, and with identical terms, to the $750,000,000 aggregate principal amount of 2020 Notes (other than issue date, issue price and the amount of the first payment of interest).  Any such additional Securities and the 2020 Notes will be treated as a single series for purposes of the Indenture; provided that if the additional Securities are not fungible with the 2020 Notes for United States federal income tax purposes, the additional Securities will have a separate CUSIP number.  Any such increase in the authorized aggregate principal amount of the 2020 Notes shall be evidenced by an Officers’ Certificate delivered to the Trustee, without further action by the Company.

(b)                                 The 2025 Notes are initially limited in aggregate principal amount to $750,000,000, except for such 2025 Notes authorized and delivered upon registration of transfer of, or in exchange for, or in lieu of other notes, pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 of the Base Indenture.  The Company may, from time to time, without the consent of Holders of the Securities of any series, issue Securities under the Indenture in addition, and with identical terms, to the $750,000,000 aggregate principal amount of 2025 Notes (other than issue date, issue price and the amount of the first payment of interest).  Any such additional Securities and the 2025 Notes will be treated as a single series for purposes of the Indenture; provided that if the additional Securities are not fungible with the 2025 Notes for United States federal income tax purposes, the additional Securities will have a separate CUSIP number.  Any such increase in the authorized aggregate principal amount of the 2025 Notes shall be evidenced by an Officers’ Certificate delivered to the Trustee, without further action by the Company.

Section 2.3                                    Terms of the Notes.

(a)                                 The Depository Trust Company is hereby designated as the Depositary for the Notes, which shall be issued in the form of Global Securities as further provided in Section 2.4.

(b)                                 The principal of the 2020 Notes is payable on November 15, 2020.  The principal of the 2025 Notes is payable on November 15, 2025.

(c)                                  The 2020 Notes shall bear interest at an annual rate of 3.000% and the 2025 Notes shall bear interest at an annual rate of 4.125%, in each case from November 3, 2015, or from the most recent date on which interest has been paid or provided for, payable semi-annually on May 15 and November 15 of each year commencing May 15, 2016, until the principal of such Notes is paid or made available for payment.  The interest so payable will be paid to the person in whose name the Notes are registered at the close of business on the preceding May 1 or November 1, respectively.  If the date on which interest is payable is not a Business Day, the interest will be paid on the next following Business Day.

(d)                                 Payment of the principal of (and premium, if any, on) and any such interest on the Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.  The Bank of New York Mellon Trust Company, N.A. is appointed as the Trustee and Paying Agent for the Notes to perform the functions set forth in the Indenture to be performed by such offices.

(e)                                  At any time prior to their maturity date, in the case of the 2020 Notes, and at any time prior to the date that is three months prior to their maturity date, in the case of the 2025 Notes, the Notes of each series are redeemable at the option of the Company, in whole or in part at any time and from time to time, at a Redemption Price equal to the greater of:

•                  100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the Redemption Date; and

•                  the sum of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (not including any portion of the payment of interest accrued as of the Redemption Date), discounted to their present value as of the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points in the case of the 2020 Notes and 30 basis points in the case of the 2025 Notes, plus accrued and unpaid interest on the principal amount to be redeemed to the Redemption Date.

On or after the date that is three months prior to their maturity date, the 2025 Notes are redeemable at the option of the Company, in whole or in part at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the Redemption Date.

(f)                                   The Notes are not entitled to any mandatory redemption or sinking fund payments.

(g)                                  The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

(h)                                 The entire principal amount of the 2020 Notes shall be payable upon the acceleration of the Maturity thereof pursuant to Section 5.2 of the Indenture.  The entire principal amount of the 2025 Notes shall be payable upon the acceleration of the Maturity thereof pursuant to Section 5.2 of the Indenture.

(i)                                     Additional Amounts will not be payable to the Holders of the Notes.

(j)                                    The 2020 Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A-1 hereto, which terms and provisions are hereby expressly made a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture expressly agree to such terms and provisions and to be bound thereby.  The 2025 Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A-2 hereto, which terms and provisions are hereby expressly made a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture expressly agree to such terms and provisions and to be bound thereby.  Except as otherwise expressly permitted by the Indenture, all Notes of each series shall be identical in all respects.  Notwithstanding any differences among them, all Notes of each series issued under the Indenture, including any Notes of such series issued after the date hereof pursuant to and in accordance with the terms hereof, shall vote and consent together on all matters as one class.

(k)                                 The Company shall be required to offer to purchase, in accordance with Section 2.5 hereof, the Notes of any series as to which a Change of Control Triggering Event has occurred.

Section 2.4                                    Book Entry Provisions; Transfer and Exchange.

(a)                                 The Notes shall be issued initially in the form of one or more permanent global notes (each a “Global Security” and, collectively, “Global Securities”).  Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary, (iii) bear the Global Security Legend and (iv) be dated the date of its authentication.  Except as provided in Section 2.4(b), owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Notes.

Participants shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)                                 Notwithstanding any other provision in the Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case of (A) or (B) the Company fails to appoint a successor Depositary within 90 calendar days, (ii) the Company, at its option, executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case, such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes.  In all cases, Certificated Securities delivered in exchange for any Global Security or beneficial interests in Global Securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).  Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 3.4 and 3.6 of the Base

Indenture.  Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.4 or Sections 3.4 and 3.6 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Security.  A Global Security may not be exchanged for another Note other than as provided in this Section 2.4(b).

(c)                                  Legend.  The following legend shall appear on the face of all Global Securities.

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.5                                    Change of Control.

(a)                                 If a Change of Control Triggering Event occurs with respect to the Notes of any series, unless the Company has exercised its option to redeem the Notes of such series (as described in Section 2.3(e)), the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes of such series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes on the terms set forth below.  In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (the “Change of Control Payment”).  Within 30 days following any Change of Control Triggering Event or, at the option of the Company, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall deliver a notice to Holders of the Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”).  The notice shall, if delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(b)                                 On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)                                     accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)                               deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(c)                                  The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer.

(d)                                 The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 2.5, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section 2.5 by virtue of any such conflict.

(e)                                  In addition to the Events of Default specified in Section 5.1 of the Base Indenture, the following shall constitute an “Event of Default” with respect to each series of the Notes:  any default in the payment of any Change of Control Payment in respect of the Notes of such series as and when the same becomes due and payable in accordance with Section 2.5 hereof.  Such additional Event of Default is expressly included in this Supplemental Indenture for the benefit of, and shall be solely applicable to, the two series of Securities established by this Supplemental Indenture.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.1                                    Ratification.  The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 3.2                                    Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 3.3                                    Governing Law.  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

Section 3.4                                    Trustee.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals herein are deemed to be those of the Company and not of the Trustee.

Section 3.5                                    Selection by Trustee of Notes to be Redeemed.  The following is hereby added to the end of the first full paragraph in Section 11.3 of the Base Indenture with respect to the Notes:  “If less than all of the Securities of any series issued in global note form are to be redeemed, the Depositary shall select the Securities of such series for redemption in accordance with its customary procedures. The Trustee shall not be liable for selections made by the Depositary.”

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

MEAD JOHNSON NUTRITION COMPANY

By	/s/ Michel Cup
Name:	Michel Cup
Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

[Signature page to Third Supplemental Indenture]

EXHIBIT A-1

Form of Senior Notes due 2020

A-1-1

No.	$

CUSIP 582839 AJ5

MEAD JOHNSON NUTRITION COMPANY

3.000% SENIOR NOTE DUE 2020

Mead Johnson Nutrition Company, a Delaware corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to             , the principal sum of                         Dollars ($            ) on November 15, 2020, and to pay interest thereon from November 3, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually on May 15 and November 15 in each year commencing May 15, 2016, at the rate of 3.000% per annum until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the May 1 or the November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that, if such Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day.

Payment of the principal of (and premium, if any, on) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

* * * * *

A-1-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	Mead Johnson Nutrition Company

(SEAL)	By:
Name:
Title:

Attest:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

Dated:

A-1-3

MEAD JOHNSON NUTRITION COMPANY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of November 1, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a supplemental indenture dated as of November 3, 2015, between the Company and the Trustee (collectively, the “Indenture”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $750,000,000.

At any time prior to their maturity date, the Securities are redeemable at the option of the Company, in whole or in part at any time and from time to time, at a Redemption Price equal to the greater of:

•                       100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to the Redemption Date; and

•                       the sum of the remaining scheduled payments of principal of and interest on the Securities to be redeemed (not including any portion of the payment of interest accrued as of the Redemption Date), discounted to their present value as of the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points, plus accrued and unpaid interest on the principal amount to be redeemed to the Redemption Date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Business Day” means any day other than a Saturday or Sunday and other than a day on which banking institutions in New York, New York, are authorized or obligated by law or executive order to close.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company is

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provided fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and their respective successors and, at the Company’s option, additional Primary Treasury Dealers; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of all the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

“Global Security” and “Global Securities” means a Security or Securities evidencing all or part of a series of Securities, issued to the Depositary (as hereinafter defined) for such series or its nominee, registered in the name of such Depositary or its nominee, bearing the Global Security Legend and dated the date of its authentication.  “Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as the Depositary by the Company.

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No holder of any beneficial interest in this Security held on its behalf by a Depositary or a nominee of such Depositary shall have any rights under the Indenture with respect to such Global Security, and such Depositary or nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Security.

This Security is exchangeable, in whole but not in part, for Securities registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities and the Company fails to appoint a successor depositary within 90 calendar days or (b) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor depositary within 90 calendar days, (ii) at any time the Company in its sole discretion determines to issue Certificated Securities or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Securities issuable in authorized denominations and registered in such names as the Depositary holding this Security shall direct.  Subject to the foregoing, this Security is not exchangeable, except for a Security or Securities of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.

No recourse shall be had for the payment of the principal of (and premium, if any, on) or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

All capitalized terms used in this Security and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

This Security, including without limitation the obligation of the Company contained herein to pay the principal of (and premium, if any, on) and interest on this Security in accordance with the terms hereof and of the Indenture, shall be construed in accordance with and governed by the laws of the State of New York.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                              agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Date:

Medallion Signature Guarantee:

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EXHIBIT A-2

Form of Senior Notes due 2025

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No.	$

CUSIP 582839 AH9

MEAD JOHNSON NUTRITION COMPANY

4.125% SENIOR NOTE DUE 2025

Mead Johnson Nutrition Company, a Delaware corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to             , the principal sum of                         Dollars ($            ) on November 15, 2025, and to pay interest thereon from November 3, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually on May 15 and November 15 in each year commencing May 15, 2016, at the rate of 4.125% per annum until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the May 1 or the November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that, if such Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day.

Payment of the principal of (and premium, if any, on) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

* * * * *

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	Mead Johnson Nutrition Company

(SEAL)	By:
Name:
Title:

Attest:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

Dated:

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MEAD JOHNSON NUTRITION COMPANY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of November 1, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a supplemental indenture dated as of November 3, 2015, between the Company and the Trustee (collectively, the “Indenture”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $750,000,000.

At any time prior to the date that is three months prior to their maturity date, the Securities are redeemable at the option of the Company, in whole or in part at any time and from time to time, at a Redemption Price equal to the greater of:

•                       100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to the Redemption Date; and

•                       the sum of the remaining scheduled payments of principal of and interest on the Securities to be redeemed (not including any portion of the payment of interest accrued as of the Redemption Date), discounted to their present value as of the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 30 basis points, plus accrued and unpaid interest on the principal amount to be redeemed to the Redemption Date.

On or after the date that is three months prior to their maturity date, the Securities are redeemable at the option of the Company, in whole or in part at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Business Day” means any day other than a Saturday or Sunday and other than a day on which banking institutions in New York, New York, are authorized or obligated by law or executive order to close.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

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“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company is provided fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and their respective successors and, at the Company’s option, additional Primary Treasury Dealers; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of all the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

“Global Security” and “Global Securities” means a Security or Securities evidencing all or part of a series of Securities, issued to the Depositary (as hereinafter defined) for such series or its nominee, registered in the name of such Depositary or its nominee, bearing the Global Security Legend and dated the date of its authentication.  “Depositary” means, with respect to the

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Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as the Depositary by the Company.

No holder of any beneficial interest in this Security held on its behalf by a Depositary or a nominee of such Depositary shall have any rights under the Indenture with respect to such Global Security, and such Depositary or nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Security.

This Security is exchangeable, in whole but not in part, for Securities registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities and the Company fails to appoint a successor depositary within 90 calendar days or (b) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor depositary within 90 calendar days, (ii) at any time the Company in its sole discretion determines to issue Certificated Securities or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Securities issuable in authorized denominations and registered in such names as the Depositary holding this Security shall direct.  Subject to the foregoing, this Security is not exchangeable, except for a Security or Securities of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.

No recourse shall be had for the payment of the principal of (and premium, if any, on) or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

All capitalized terms used in this Security and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

This Security, including without limitation the obligation of the Company contained herein to pay the principal of (and premium, if any, on) and interest on this Security in accordance with the terms hereof and of the Indenture, shall be construed in accordance with and governed by the laws of the State of New York.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                            agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Date:

Medallion Signature Guarantee:

A-2-7